Exhibit 99.1

             NOVELIS FILES 10-K AND REAFFIRMS MARCH 2, 2005 GUIDANCE

        Company also reports adjustments to year end cash flow statement

    ATLANTA, March 31 /PRNewswire-FirstCall/ -- Novelis Inc. (NYSE: NVL; Toronto) yesterday filed its Annual Report on Form 10-K with the Securities and Exchange Commission. The Annual Report included final audited financial statements that included an adjustment from the preliminary full year results, announced on March 2, 2005.

    As Novelis continued with the carve-out reconciliation of the financial data received from its former parent Alcan Inc., it determined that modifications to the company's cash flow statements were necessary, but the modifications did not change the company's cash position. Adjustments were made in relation to a pension plan in Europe and to the value attributed to the four Pechiney facilities, both elements being part of the transfer of assets and liabilities to Novelis upon its creation. The adjustment to the cash flow statement has no impact on the company's income statement or balance sheet. In addition, the adjustment will not impact earnings going forward. As a result, the company reaffirmed the 2005 guidance provided on March 2, 2005.

    2005 Outlook

    The outlook provided for 2005 includes two key components. First, capital expenditures are not expected to exceed $175 million. Next, BGP or Segment Income is expected to grow between 5% and 10%, excluding the impact of FAS 133 mark-to-market gains or losses on derivatives.

    "Moving through 2005 can obviously create new challenges since this is our first year as an independent company," said Brian W. Sturgell, president and chief executive officer. "Rapid fluctuations in metal pricing and significant changes in currency or economies are uncertainties that are not under our control. The 2005 outlook is based on information currently available to management."

                        COMBINED STATEMENT OF CASH FLOWS
                             Year ended December 31
                              (in millions of US$)

                                                             2004        2003        2002
                                                         --------    --------    --------
    OPERATING ACTIVITIES
    Net income (Loss)                                          55         157          (9)
    Adjustments to determine cash
     from operating activities:
     Cumulative effect of accounting change                     -           -          84
     Depreciation and amortization                            246         222         211
     Deferred income taxes                                     97         (20)         (1)
     Equity income                                             (6)         (6)         (8)
     Asset impairment provisions                               75           4          19
     Stock option compensation                                  2           2           2
     Loss (Gain) on sales of businesses and
      investment - net                                          -         (25)          4
     Change in operating working capital
      Change in receivables
       - third parties                                       (112)          6          40
       - related parties                                       28         101         (11)
      Change in inventories                                  (145)        (18)         63
      Change in payables and accrued liabilities
       - third parties                                        (42)         18         142
       - related parties                                       64         (24)        (92)
      Change in deferred charges and other assets              (9)        (28)        (59)
      Change in deferred credits and other
       liabilities                                            (14)         48          37
    Other - net                                               (15)          7         (12)
    Cash from operating activities                            224         444         410

    FINANCING ACTIVITIES
    Proceeds from issuance of new debt
     - third parties                                          575         500         105
     - related parties                                      1,561         471           -

    Debt repayments
     - third parties                                         (993)          -           -
     - related parties                                         (5)          -         (50)
    Short-term borrowings - net
     - third parties                                         (774)        577         (75)
     - related parties                                        221         (29)        (66)
    Dividends - minority interest                              (4)          -          (2)
    Net payments to Alcan                                  (1,512)       (592)       (153)
    Cash from (used for) financing activities                (931)        927        (241)

    INVESTMENT ACTIVITIES
    Purchase of property, plant and equipment                (165)       (189)       (179)
    Business acquisitions, net of cash and
     time deposits acquired                                     -         (11)          -
    Proceeds from disposal of businesses,
     investments and other assets,
     net of cash                                                1          33          24
    Change in loans receivable - related
     parties                                                  874      (1,210)         (2)
    Cash from (used for) investment
     activities                                               710      (1,377)       (157)
    Effect of exchange rate changes on cash
     and time deposits                                          1           2           2
    Increase (Decrease) in cash and time
     deposits                                                   4          (4)         14
    Cash and time deposits - beginning of
     year                                                      27          31          17
    Cash and time deposits - end of year                       31          27          31

    Operating Activities

    The following table sets forth information regarding our cash flow for the years ended December 31, 2004, 2003, and 2002.

                                % CHANGE
                                 2004 VS     2003 VS
    Years ended December 31      2003        2002           2004       2003        2002
    -----------------------     --------     --------    --------    --------    --------
    (in millions of US$,
     except where indicated)
    Cash flow
    Cash from operating
     activities                      (50)%          8%   $    224    $    444    $    410
    Capital expenditures             (13)           6        (165)       (189)       (179)
    Dividends (i)                     (4)           -          (2)
    Free cash flow (i)               (78)%         11%   $     55    $    255    $    229

    (i) Free cash flow (which is a non-GAAP measure) consists of cash from operating activities less capital expenditures and dividends. Dividends include only those paid by our less than wholly-owned subsidiaries to their minority shareholders. We consider free cash flow to be relevant information for investors as it provides a measure of the cash generated internally that is available for investment opportunities and debt repayment. However, free cash flow does not necessarily represent cash available for discretionary activities, as certain mandatory debt service obligations must be funded out of free cash flow.

    Novelis separated from Alcan on Jan. 6, 2005 and is the global leader in aluminum rolled products and aluminum can recycling, with 37 operating facilities in 12 countries and more than 13,500 dedicated employees. Novelis has the unparalleled capability to provide its customers with a regional supply of high-end rolled aluminum throughout Asia, Europe, North America, and South America. Through its advanced production capabilities, Novelis supplies aluminum sheet and foil to automotive, transportation, beverage and food packaging, construction, industrial and printing markets. Please visit http://www.novelis.com for more information on Novelis.

    Statements made in this news release which describe the Company's intentions, expectations or predictions may be forward-looking statements within the meaning of securities laws. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty. The Company's actual results could differ materially from those expressed or implied in such statements as a result of many factors, including our separation from Alcan; the level of our indebtedness; our ability to generate cash flow; relationships with and conditions of our customers and suppliers; prices and availability of raw materials; supply of and prices for energy; access to financing; fluctuating currencies; litigation; labor relations; economic, regulatory and political conditions in the countries in which we operate; competition; economic conditions; and government regulations, including environmental, health or safety compliance. Reference should also be made to the Company's Annual Report on Form 10-K on file with the Securities and Exchange Commission for a summary of major risk factors.

SOURCE  Novelis Inc.
    -0-                             03/31/2005
    /CONTACT: Media: Jennifer Dervin, +1-404-814-4208, or Investor: Holly Ash, +1-404-814-4212, both for Novelis Inc./
    /Web site:  http://www.novelis.com/
_